SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2005

SYSTEMONE TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-21325	65-0226813

(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

8305 N.W. 27th Street, Suite 107, Miami, Florida 33122

(Address of principal executive office)

(305) 593-8015

(Registrant’s telephone number, including area code)

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     SystemOne Technologies Inc. (the “Registrant”) announced today that it filed a Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate the registration of the Registrant’s common stock, par value $.001 per share, and suspend its duty to file reports under Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended. After careful consideration it was determined that deregistering was in the overall best interest of the Registrant and its shareholders. Upon the filing of the Form 15, the obligation of the Registrant to file with the SEC certain specified reports and forms, including reports on forms 10-KSB, 10-QSB, 8-K, and the Registrant’s proxy statement will be suspended. The deregistration will not become effective until the SEC terminates the registration, which is expected to occur within 90 days of the filing of the Form 15.

     As a result of deregistering with the SEC, the Registrant’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board. The Registrant’s securities may be traded over the counter on the Pink Sheets, but the Registrant can make no assurance that any broker will make a market in the Registrant’s common stock. The “Pink Sheets” is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com/. Additionally, the Registrant intends to continue to provide annual financial statements to its shareholders in accordance with Florida law and presently intends to report its quarterly and annual financial results on the Pink Sheets web site under the Registrant’s ticker symbol.

     A copy of the Registrant’s press release announcing the deregistration of its securities is incorporated herein by reference and is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press release of SystemOne Technologies Inc., dated February 14, 2005, announcing the delisting of the Registrant’s securities.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMONE TECHNOLOGIES INC.
Date: February 14, 2005	By:	/s/ Paul I. Mansur
Paul I. Mansur
Chief Executive Officer

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Index to Exhibits

Exhibit No.	Exhibit Title
99.1	Press release of SystemOne Technologies Inc., dated February 14, 2005, announcing the delisting of the Registrant’s securities.

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